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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                             Jurisdiction of
                                  Percentage Owned            Incorporation
                                ----------------------    ----------------------
Heritage Bank                           100%                  United States


                          SUBSIDIARIES OF HERITAGE BANK

                                                             Jurisdiction of
                                  Percentage Owned            Incorporation
                                ----------------------    ----------------------
Fall & Fall Insurance, Inc.             100%                     Kentucky